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                                                                   EXHIBIT 10.22

                               THIRD AMENDMENT TO

                                 ALLERGAN, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                           (RESTATED JANUARY 1, 2000)

The ALLERGAN, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (the "Plan") is hereby amended to read as follows:

I. Section 5.3 of the Plan, entitled Participant Investment Elections, is hereby amended by amending subsection (c), adding new subsection (d), and by redesignating existing subsection (d) as subsection (e):

                  (c) Transfers from Company Rate to Fund Rate on or after March 1, 2002. Each Participant may request to change the investment of all or any portion of his or her Deferral Account from the Company Rate to the Fund Rate as of each January 1 or July 1 ("Transfer Date") subject to the following conditions:

                           (1) An Investment Election Form, which includes the
                  allocation among Fund Media, must be submitted prior to the Transfer Date by such time as may be established by the Committee from time to time.

                           (2) For any Transfer Date, the amount of requests for
                  investment transfers (when added to the amount of requests for Financial Hardship withdrawals and Unscheduled Withdrawals from portions of Deferral Accounts subject to the Company
                  Rate) may not exceed 25% of the aggregate amount of all Deferral Accounts invested at the Company Rate. If the 25% aggregate limit is exceeded, requests will be granted under a hierarchy established by the Committee taking into account, in the following order of preference: (i) Financial Hardship withdrawals, (ii) Unscheduled Withdrawals, and (iii) investment transfers.

                           (3) An investment transfer from the Company Rate to
                  the Fund Rate shall be irrevocable.

                  (d) Transfers from Company Rate to Fund Rate prior to March 1, 2002. Each Participant may elect to change the investment of all or any portion of his or her Deferral Account from the Company Rate to the Fund Rate, but may not change from the Fund Rate to the Company Rate. The Participant shall make such election, including the allocation among Fund Media, by submitting an Investment Election Form.

II. Section 11.1 of the Plan is hereby amended in its entirety to read as follows:

                  11.1 Unscheduled Withdrawals. A Participant may take Unscheduled Withdrawals (but no more than one in any Plan Year) from his or her Deferral



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         Account. The amount of any Unscheduled Withdrawal shall be equal to the portion of the Deferral Account attributable to one or more Deferral Elections that have been previously completed and shall include (i) interest credited, to the extent that the Company Rate applies, at the Company Rate, and (ii) investment earnings, to the extent that the Fund Rate applies, at the Fund Rate. In any case where an Unscheduled Withdrawal occurs, the Participant may select, if applicable, whether such amounts will be from the portion of the Deferral Account invested at the Company Rate, if any, or the Fund Rate. Effective March 1, 2002, to the extent a Participant selects his or her Unscheduled Withdrawal from the portion of his or her Deferral Account invested at the Company Rate, that portion of the withdrawal shall be paid at the time and subject to the limits set forth in Section 5.3(c). The Committee may establish the date by which an Unscheduled Withdrawal from the portion of his or her Deferral Account invested at the Company Rate must be requested in order to process the request in a timely manner.

III. Section 11.2 of the Plan is hereby amended in its entirety to read as follows:

                  11.2 Financial Hardship Withdrawal. A Participant may request that the Committee permit him or her to take a withdrawal or withdrawals on account of Financial Hardship (as defined in Section 2.21). In such event, the Committee shall determine in its sole discretion whether a Financial Hardship exists and, if it so determines, whether the Participant should be permitted to take such a withdrawal. The Committee shall also determine the amount of the permitted withdrawal, which shall not exceed the amount necessary to address the Financial Hardship, and whether the Participant must reduce or cease a current Deferral Election, if any, as a condition for a Financial Hardship withdrawal. Effective March 1, 2002, to the extent a Financial Hardship withdrawal is from the portion of a Participant's Deferral Account invested at the Company Rate, that portion of the withdrawal shall be paid at the time subject to the limits set forth in
         Section 5.3(c). The Committee may establish the date by which a Financial Hardship withdrawal from the portion of his or her Deferral Account invested at the Company Rate must be requested in order to process the request in a timely manner.

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Third Amendment on this 25th day of February, 2002.


ALLERGAN, INC.


By       /s/ Eric Brandt
        -----------------------------
        Eric Brandt
        Corporate Vice President


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